EXHIBIT 99.1
                                                                    ------------



Investor Contact:  Denise Gillen 212-318-7516
Media Contact:  Nancy Murray 212-813-7862




POLO RALPH LAUREN REPORTS THIRD QUARTER FISCAL 2004 RESULTS

Results Driven by 8.8% Retail Comps; 290 Basis Point Gain in Retail Operating Margins Initial Outlook for Fiscal 2005 EPS in Range of $2.35 to $2.45

New York, NY (February 4, 2004) - Polo Ralph Lauren Corporation (NYSE: RL) today reported net income under Generally Accepted Accounting Principles ("GAAP") of $35.4 million, or $0.35 per diluted share, for the third quarter of Fiscal 2004 ended December 27, 2003, compared to net income of $42.8 million, or $0.43 per diluted share, for the third quarter of Fiscal 2003.

Adjusted net income was $47.7 million, or $0.47 per diluted share, for the third quarter of Fiscal 2004 compared to adjusted net income of $47.1 million, or $0.47 per diluted share, for the third quarter of Fiscal 2003. The results are adjusted to exclude restructuring charges and foreign currency gains and losses resulting from certain balance sheet transactions. The Company believes that these adjusted results provide a meaningful comparison of its ongoing operational and financial results. For a full analysis of the adjustments, please refer to the table reconciliation of GAAP results to adjusted results.

"Our success continues to be driven by our own specialty stores and in better department stores, which have the right mix of products, strong customer service and a clear point of view. We know that at the core of our success is the ability to attract customers through exciting products, strong merchandising and dramatic advertising and marketing," said Ralph Lauren, Chairman and Chief Executive Officer.

Commenting on the outlook, Mr. Lauren said "We are very excited about the future of our Company and feel that the upcoming year is one where we are ready to deliver a higher profit level as a result of our past years' efforts."

"We are very pleased to report such a strong quarter and believe that these results continue to demonstrate our ability to execute on our multi-year initiatives on many fronts. Our retail business had a terrific quarter and our year-to-date retail sales reflect improved performance in all our retail formats," said Roger Farah, President and Chief Operating Officer. "In addition, the consolidation in Europe is on track for completion this year and we have initiated important new programs in our wholesale business to better control the distribution and presentation of the brands. During this pivotal year, we took on the direct responsibility for the operations of the Lauren brand, and in just eight months built an entire organization, designed, manufactured and brought to market two complete collections with improvements in fabric and details, created an advertising and marketing campaign, constructed a warehouse system that is currently shipping out the first season on schedule, and prepared our Fall collection for market in March."

RECENT ACHIEVEMENTS

     o Delivered mid-teens sales comps in the third quarter at Ralph Lauren stores, low-twenties retail sales comps at Club Monaco stores, and mid-single digit sales comps in outlet stores, with a 290 basis point improvement in margins.

     o Continued strategy to expand Ralph Lauren specialty retail stores in appropriate locations by opening a new 3,500 square foot store in New Canaan, CT, offering a selection of apparel for men and women as well as childrenswear.

     o Presented the Summer 2004 Lauren by Ralph Lauren line in November 2003. The Spring and Summer lines were well received by the retail buyers and we continue to expect revenues of approximately $400 million with mid-teen margins in Fiscal 2005, the line's first full-year of operations. Our Greensboro distribution center has begun to handle the Lauren line and delivery of Spring 2004 merchandise was on schedule to department stores beginning in January.

     o Continued strategy to further develop growth opportunities in Asia by strengthening the global management team through the addition of Andreas Kurz as Division President of International Licensing to manage Polo's licensed businesses in that part of the world.

     o Launched international local-language web sites for France, Germany, Italy, Spain, United Kingdom, Chile, Japan and Australia with features such as store locators and fashion show viewings.

     o Paid down short-term debt in the first half of the fiscal year and ended the third quarter with $53.0 million in cash net of debt.


THIRD QUARTER FISCAL 2004 INCOME STATEMENT REVIEW

NET REVENUES Net revenues were $645.4 million for the third quarter, an increase of 1.0%, compared to $639.2 million in the comparable year-ago quarter. Revenues were driven by double-digit percent increases in retail sales and licensing royalties, which were partially offset by a decrease in the wholesale business, primarily in the secondary off-price market. Retail sales comps rose 8.8%, driven by positive comps in all of the Company's retail formats.

GROSS PROFIT For the third quarter, gross profit was $333.0 million, an increase of 8.1%, compared to $307.9 million in the third quarter of Fiscal 2003, benefiting primarily from strong retail sales performance and increased licensing royalties, partially offset by a decrease in the men's wholesale business. Gross margin for the third quarter was 51.6% of net revenues compared to 48.2% of net revenues in the comparable year-ago quarter, an improvement of 340 basis points.

SG&A EXPENSES Total SG&A expenses in the third quarter were $256.6 million, an increase of $26.2 million or 11.4%, compared to $230.4 million in the third quarter of Fiscal 2003. The increase was driven primarily by the start-up costs associated with the operations of the Lauren line, the change in business mix as a result of increased retail sales, and the consolidation of expenses of the Japanese master license.

STORE COUNT
At quarter end, the Company operated 265 stores compared to 251 stores at the third quarter end last year. For the period ended December 27, 2003, the company's retail group consisted of 55 Ralph Lauren stores, 62 Club Monaco stores, 117 Polo Outlet stores, 22 Polo Jeans Co. Outlet stores, and nine Club Monaco outlet stores. During the third quarter the Company opened one store and closed one.

RESTRUCTURING CHARGE AND FOREIGN CURRENCY GAINS AND LOSSES
Third quarter Fiscal 2004 results include a pre-tax $15.9 million restructuring charge. Approximately $12.2 million of the restructuring charge is related to an adjustment to the reserve for lease termination costs primarily associated with two Club Monaco properties, which were included in the Company's 2001 Operational Plan. The reserve was adjusted in the third quarter Fiscal 2004 because of market factors less favorable than estimated. Approximately $3.7 million of the restructuring charge is related to operational consolidation efforts in Europe associated with severance and contract termination costs. Third quarter Fiscal 2003 results include a pre-tax $8.0 million restructuring charge for operational consolidation efforts in Europe associated with severance and contract termination costs included in the Company's 2003 Restructuring Plan.

Third quarter Fiscal 2004 results include $3.6 million in foreign currency losses primarily related to transaction losses on unhedged inventory purchases in Europe. Third quarter Fiscal 2003 results include $1.3 million in foreign currency gains primarily related to Japanese forward contracts entered into in November 2002.

SECONDARY OFFERING OF COMMON STOCK
The Company expects to file a registration statement with the SEC later this month to conduct a secondary offering of up to 10.6 million shares of common stock owned by investment funds managed by Goldman, Sachs & Co. Neither the Company, Mr. Ralph Lauren, nor any of his related entities will be converting or selling any shares in the offering or receiving any proceeds from the offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Please refer to the separate announcement issued today by the Company.

EARNINGS OUTLOOK
The Company reiterated its previous guidance that adjusted earnings per share for the fourth quarter of Fiscal 2004 is expected to be in the range of $0.75 to $0.80 compared to $0.77 for the fourth quarter of Fiscal 2003. These projected results include approximately $0.04 loss per share associated with Lauren start-up costs and the loss of licensing revenues associated with the Lauren, Ralph and Canadian license royalties. Adjusted earnings per share exclude restructuring charges and foreign currency gains and losses resulting from certain balance sheet transactions.

For Fiscal 2005, earnings per share are expected to be in the range of $2.35 to $2.45, excluding any foreign currency gains and losses resulting from certain balance sheet transactions. The Company expects high single-digit percent consolidated revenue growth to drive approximately 150 basis points improvement in operating margins. Revenues are expected to reflect mid-teen percent growth in wholesale and mid-single digit percent growth in retail, partially offset by a slight decrease in licensing revenue as a result of the elimination of the Lauren, Ralph and Canadian license royalties.

CONFERENCE CALL
As previously announced, the Company will host a conference call today, February 4, 2004 at 9:00 A.M. Eastern to discuss the quarter results. To access the conference call, listeners should dial in by 8:45 A.M. Eastern today and request to be connected to the Polo Ralph Lauren Third Quarter 2004 conference call. The dial-in number is 1-973-317-5319. Alternatively, individuals are invited to listen to a live online broadcast of the conference call by accessing Polo's website at HTTP://INVESTOR.POLO.COM.

A telephone replay of the call will be available from 11:00 A.M. Eastern, Wednesday, November 5, 2003 through 5:00 P.M. Eastern, Friday, February 6, 2004 by dialing 1-973-709-2089 and entering pass code 325220. An online archive of the broadcast will be available by accessing Polo's website at HTTP://INVESTOR.POLO.COM.

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 35 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo", "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Polo Sport", "Ralph Lauren", "Blue Label", "Lauren", "Polo Jeans Co.", "RL", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to HTTP://INVESTOR.POLO.COM.

CERTAIN STATEMENTS INCLUDING, WITHOUT LIMITATION, THE STATEMENTS MADE BY RALPH LAUREN AND ROGER FARAH AND THE STATEMENTS RELATING TO THE EARNINGS OUTLOOK CONTAINED HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER ARE THE FOLLOWING: RISKS ASSOCIATED WITH IMPLEMENTING THE COMPANY'S PLANS TO ENHANCE ITS WORLDWIDE LUXURY RETAIL BUSINESS, INVENTORY MANAGEMENT PROGRAM AND OPERATING EFFICIENCY INITIATIVES; RISKS ASSOCIATED WITH THE START-UP OF THE LAUREN LINE; RISKS ASSOCIATED WITH CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY THE COMPANY'S COMPETITORS; CHANGES IN GLOBAL ECONOMIC AND POLITICAL CONDITIONS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON SALES TO A LIMITED NUMBER OF LARGE DEPARTMENT STORE CUSTOMERS, INCLUDING RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON ITS LICENSING PARTNERS FOR A SUBSTANTIAL PORTION OF ITS NET INCOME AND RISKS ASSOCIATED WITH A LACK OF OPERATIONAL AND FINANCIAL CONTROL OVER LICENSED BUSINESSES; RISKS ASSOCIATED WITH A GENERAL ECONOMIC DOWNTURN AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; RISKS ASSOCIATED WITH FINANCIAL DISTRESS OF LICENSEES, INCLUDING THE IMPACT OF OUR NET INCOME AND BUSINESS OF ONE OR MORE LICENSEES REORGANIZATION; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING FOREIGN OPERATIONS OR SOURCING AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS RELATED TO FLUCTUATIONS IN FOREIGN CURRENCY AFFECTING OUR FOREIGN SUBSIDIARIES; FOREIGN LICENSEES' RESULTS OF OPERATIONS AND THE RELATIVE PRICES AT WHICH WE AND OUR FOREIGN COMPETITORS SELL PRODUCTS IN THE SAME MARKET AND OUR OPERATING AND MANUFACTURING COSTS OUTSIDE OF THE UNITED STATES; RISKS ASSOCIATED WITH OUR CONTROL BY LAUREN FAMILY MEMBERS AND THE ANTI-TAKEOVER EFFECT OF MULTIPLE CLASSES OF STOCK; RISKS ASSOCIATED WITH CONSOLIDATIONS, RESTRUCTURINGS AND OTHER OWNERSHIP CHANGES IN THE RETAIL INDUSTRY; RISKS ASSOCIATED WITH COMPETITION IN THE SEGMENTS OF THE FASHION AND CONSUMER PRODUCT INDUSTRIES IN WHICH THE COMPANY OPERATES, INCLUDING THE COMPANY'S ABILITY TO SHAPE, STIMULATE AND RESPOND TO CHANGING CONSUMER TASTES AND DEMANDS BY PRODUCING ATTRACTIVE PRODUCTS, BRANDS AND MARKETING, AND ITS ABILITY TO REMAIN COMPETITIVE IN THE AREAS OF QUALITY AND PRICE; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY'S ENTRY INTO NEW MARKETS EITHER THROUGH INTERNAL DEVELOPMENT ACTIVITIES OR THROUGH ACQUISITION; RISKS ASSOCIATED WITH THE POSSIBLE ADVERSE IMPACT OF THE COMPANY'S UNAFFILIATED MANUFACTURERS INABILITY TO MANUFACTURE IN A TIMELY MANNER, TO MEET QUALITY STANDARDS OR TO USE ACCEPTABLE LABOR PRACTICES AND OTHER FACTORS DETAILED IN THE FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

Attached are the Consolidated Statements of Income and Net Revenues and Income from Operations for the three-month and nine-month periods ended December 27, 2003 and December 28, 2002 and the Consolidated Balance Sheets as of December 27, 2003 and December 28, 2002.

                                     # # # #

                                  Tables Follow

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                                             THREE MONTHS ENDED
                                                                  -------------------------------------
                                                                     DECEMBER 27,         DECEMBER 28,
                                                                         2003                  2002
                                                                    -------------         -------------
Wholesale Net Sales                                                   $   219,147            $  268,251
Retail Net Sales                                                          358,984               315,052
                                                                      -----------            ----------
NET SALES                                                                 578,131               583,303

Licensing Revenue                                                          67,234                55,867
                                                                      -----------            ----------
NET REVENUES                                                              645,365               639,170

Cost of Goods Sold                                                        312,363               331,260
                                                                      -----------            ----------
GROSS PROFIT                                                              333,002               307,910

Depreciation and Amortization                                              18,602                20,904
Other SG&A Expenses                                                       238,012               209,487
Restructuring Charge                                                       15,930                 8,000
                                                                      -----------            ----------
TOTAL SG&A EXPENSES                                                       272,544               238,391

Income From Operations                                                     60,458                69,519

Foreign Currency (Gains) Losses                                             3,552                (1,262)

Interest Expense, net                                                       2,510                 3,359
                                                                      -----------            ----------
Income Before Income Taxes and Other (Income) Expense                      54,396                67,422

Provision for Income Taxes                                                 19,854                24,610
                                                                      -----------            ----------
Income after Tax                                                           34,542                42,812

Other (Income) Expense, net (A)                                              (816)                   --
                                                                      -----------            ----------
NET INCOME                                                            $    35,358            $   42,812
                                                                      ===========            ==========

NET INCOME PER SHARE - BASIC                                          $      0.36            $     0.44
                                                                      ===========            ==========
NET INCOME PER SHARE - DILUTED                                        $      0.35            $     0.43
                                                                      ===========            ==========
Weighted Average Shares Outstanding - Basic                            99,072,000            98,412,000
                                                                      ===========            ==========
Weighted Average Shares & Share Equivalents Outstanding - Diluted     101,291,000            99,311,000
                                                                      ===========            ==========

DIVIDENDS DECLARED PER SHARE                                          $      0.05            $       --
                                                                      ===========            ==========

     (A) Includes Equity Investment Income of $1,027 net of Minority Interest Expense of $211, related to our Japanese businesses.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
                                   (Unaudited)


The following is a reconciliation of Net Income to Net Income Before Restructuring Charge and Foreign Currency (Gains) Losses:

                                                                             THREE MONTHS ENDED
                                                                  -------------------------------------
                                                                     DECEMBER 27,         DECEMBER 28,
                                                                         2003                  2002
                                                                    -------------         -------------
Net Income                                                            $    35,358            $   42,812

Other (Income) Expense, net                                                  (816)                   --

Provision for Income Taxes                                                 19,854                24,610
                                                                      -----------            ----------
Income before Income Taxes and Other (Income) Expense                      54,396                67,422

Restructuring Charge (B)                                                   15,930                 8,000

Foreign Currency (Gains) Losses (C)                                         3,552                (1,262)
                                                                      -----------            ----------
Income Before Income Taxes, Other (Income) Expense, Restructuring
     Charge and Foreign Currency (Gains) Losses                            73,878                74,160

Provision for Income Taxes                                                 26,965                27,068

Other (Income) Expense, net                                                  (816)                   --
                                                                      -----------            ----------
Net Income Before Restructuring Charge and Foreign
     Currency (Gains) Losses                                          $    47,729            $   47,092
                                                                      ===========            ==========
NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY (GAINS) LOSSES - BASIC                      $      0.48            $     0.48
                                                                      ===========            ==========
NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY (GAINS) LOSSES - DILUTED                    $      0.47            $     0.47
                                                                      ===========            ==========

     (B) Third quarter Fiscal 2004 results include a pre-tax $15.9 million restructuring charge. Approximately $12.2 million of the restructuring charge is related to an adjustment to the reserve for lease termination costs included in the Company's 2001 Operational Plan primarily associated with two Club Monaco properties. The reserve was adjusted in the third quarter Fiscal 2004 because of less favorable market factors. Approximately $3.7 million of the restructuring charge is related to operational consolidation efforts in Europe associated with severance and contract termination costs. Third quarter Fiscal 2003 results include a pre-tax $8.0 million restructuring charge for operational consolidation efforts in Europe associated with severance and contract termination costs included in the Company's 2003 Restructuring Plan.

     (C) For the three months ended December 27, 2003, the foreign currency losses primarily relate to transaction losses on unhedged inventory purchases in Europe resulting from the variability in the value of the Euro compared to the US dollar. In the prior period, the Foreign Currency gains primarily related to Japanese forward contracts, which we entered into in November 2002.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
                                   (Unaudited)


                                                                              NINE MONTHS ENDED
                                                                  -------------------------------------
                                                                     DECEMBER 27,         DECEMBER 28,
                                                                         2003                  2002
                                                                    -------------         -------------

Wholesale Net Sales                                                   $   716,877            $  765,694
Retail Net Sales                                                          910,584               806,029
                                                                      -----------            ----------
NET SALES                                                               1,627,461             1,571,723

Licensing Revenue                                                         203,412               175,286
                                                                      -----------            ----------
NET REVENUES                                                            1,830,873             1,747,009

Cost of Goods Sold                                                        898,553               885,229
                                                                      -----------            ----------
GROSS PROFIT                                                              932,320               861,780

Depreciation and Amortization                                              59,103                57,350
Other SG&A Expenses                                                       708,350               624,575
Restructuring Charge                                                       15,930                 8,000
                                                                      -----------            ----------
TOTAL SG&A EXPENSES                                                       783,383               689,925

Income From Operations                                                    148,937               171,855

Foreign Currency (Gains) Losses                                              (531)                2,490

Interest Expense, net                                                       7,624                10,285
                                                                      -----------            ----------
Income Before Income Taxes and Other (Income) Expense                     141,844               159,080

Provision for Income Taxes                                                 51,773                58,064
                                                                      -----------            ----------
Income after Tax                                                           90,071               101,016

Other (Income) Expense, net (A)                                            (4,352)                   --
                                                                      -----------            ----------
NET INCOME                                                            $    94,423            $  101,016
                                                                      ===========            ==========
NET INCOME PER SHARE - BASIC                                          $      0.96            $     1.03
                                                                      ===========            ==========
NET INCOME PER SHARE - DILUTED                                        $      0.94            $     1.02
                                                                      ===========            ==========
Weighted Average Shares Outstanding - Basic                            98,718,000            98,291,000
                                                                      ===========            ==========
Weighted Average Shares & Share Equivalents Outstanding - Diluted     100,403,000            99,368,000
                                                                      ===========            ==========
DIVIDENDS DECLARED PER SHARE                                          $      0.15            $       --
                                                                      ===========            ==========

     (A) Includes Equity Investment Income of $5,477 net of Minority Interest Expense of $1,125, related to our Japanese businesses.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
                                   (Unaudited)

The following is a reconciliation of Net Income to Net Income Before Restructuring Charge and Foreign Currency (Gains) Losses:


                                                                              NINE MONTHS ENDED
                                                                  -------------------------------------
                                                                     DECEMBER 27,         DECEMBER 28,
                                                                         2003                  2002
                                                                    -------------         -------------
Net Income                                                            $    94,423            $  101,016

Other (Income) Expense, net                                                (4,352)                   --

Provision for Income Taxes                                                 51,773                58,064
                                                                      -----------            ----------
Income before Income Taxes and Other (Income) Expense                     141,844               159,080

Restructuring Charge (B)                                                   15,930                 8,000

Foreign Currency (Gains) Losses (C)                                          (531)                2,490
                                                                      -----------            ----------
Income Before Income Taxes, Other (Income) Expense, Restructuring
     Charge and Foreign Currency (Gains) Losses                           157,243               169,570

Provision for Income Taxes                                                 57,394                61,893

Other (Income) Expense, net                                                (4,352)                   --
                                                                      -----------            ----------
Net Income Before Restructuring Charge and Foreign Currency
     (Gains) Losses                                                   $   104,201            $  107,677
                                                                      ===========            ==========
NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY (GAINS) LOSSES - BASIC                      $      1.06            $     1.10
                                                                      ===========            ==========
NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY (GAINS) LOSSES - DILUTED                    $      1.04            $     1.08
                                                                      ===========            ==========

     (B) Results for the nine months ended December 27, 2003 include a pre-tax $15.9 million restructuring charge. Approximately $12.2 million of the restructuring charge is related to an adjustment to the reserve for lease termination costs included in the Company's 2001 Operational Plan primarily associated with two Club Monaco properties. The reserve was adjusted in the third quarter Fiscal 2004 because of less favorable market factors. Approximately $3.7 million of the restructuring charge is related to operational consolidation efforts in Europe associated with severance and contract termination costs. Results for the nine months ended December 28, 2002 include a pre-tax $8.0 million restructuring charge for operational consolidation efforts in Europe associated with severance and contract termination costs included in the Company's 2003 Restructuring Plan.

     (C) For the nine months ended December 27, 2003, the foreign currency gains primarily relate to transaction gains on unhedged inventory purchases and royalty payments in Europe resulting from increases in the value of the Euro compared to the US dollar. In the prior period, the Foreign Currency losses primarily related to transaction losses on the unhedged portion of our Euro debt which resulted from increases in the Eurodollar rate until we entered into the cross currency swap in June 2002. This loss was partially offset by gains on Japanese forward contracts, which we entered into in November 2002.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (Unaudited)

                                                                     DECEMBER 27,         DECEMBER 28,
                                                                         2003                  2002
                                                                    -------------         -------------
                                                 ASSETS
Current assets
  Cash and cash equivalents                                           $   337,703            $  441,584
  Accounts receivable, net of allowances                                  292,248               262,559
  Inventories                                                             422,248               340,077
  Deferred tax assets                                                      31,078                 8,901
  Prepaid expenses and other                                               88,017                64,078
                                                                      -----------            ----------

                                                                        1,171,294             1,117,199

Property and equipment, net                                               372,721               343,539
Deferred tax assets                                                        58,583                66,356
Goodwill, net                                                             335,646               295,378
Intangibles, net                                                           17,950                    --
Other assets                                                              174,964                81,355
                                                                      -----------            ----------

                                                                      $ 2,131,158            $1,903,827
                                                                      ===========            ==========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term bank borrowings                                          $         0            $  105,752
  Accounts payable                                                        167,322               144,946
  Income taxes payable                                                     54,846                67,298
  Accrued expenses and other                                              256,836               150,931
                                                                      -----------            ----------

                                                                          479,004               468,927

Long-term debt                                                            284,746               238,127
Other noncurrent liabilities                                               76,383                75,705

Stockholders' equity
  Common Stock                                                              1,044                 1,028
  Additional paid-in-capital                                              538,089               503,002
  Retained earnings                                                       855,890               703,140
  Treasury Stock, Class A, at cost (4,145,800 and 3,894,532 shares)       (78,975)              (73,713)
  Accumulated other comprehensive income (loss)                            (8,981)               (5,737)
  Unearned compensation                                                   (16,042)               (6,652)
                                                                      -----------            ----------

                  TOTAL STOCKHOLDERS' EQUITY                            1,291,025             1,121,068
                                                                      -----------            ----------

                                                                      $ 2,131,158            $1,903,827
                                                                      ===========            ==========

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                     NET REVENUES AND INCOME FROM OPERATIONS
                                 (In thousands)
                                   (Unaudited)

The net revenues and income from operations for the three and nine months ended December 27, 2003 and December 28, 2002 for each segment were as follows:

                                               THREE MONTHS ENDED                NINE MONTHS ENDED
                                         -----------------------------     -----------------------------
                                         DECEMBER 27,     DECEMBER 28,     DECEMBER 27,     DECEMBER 28,
                                            2003             2002             2003             2002
                                         ------------     ------------     ------------     ------------
Net revenues:
  Wholesale                              $  219,147       $  268,251       $  716,877       $  765,694
  Retail                                    358,984          315,052          910,584          806,029
  Licensing                                  67,234           55,867          203,412          175,286
                                         ----------       ----------       ----------       ----------
                                         $  645,365       $  639,170        1,830,873        1,747,009
                                         ==========       ==========       ==========       ==========

INCOME (LOSS) FROM OPERATIONS:
  Wholesale                              $   (3,330)      $   18,065       $   (8,921)      $   31,904
  Retail                                     45,411           30,703           77,731           59,883
  Licensing                                  34,307           28,751           96,057           88,068
                                         ----------       ----------       ----------       ----------
                                         $   76,388       $   77,519       $  164,867       $  179,855
Less: Unallocated Restructuring Charge       15,930            8,000           15,930            8,000
                                         ----------       ----------       ----------       ----------
                                             60,458           69,519          148,937          171,855
                                         ==========       ==========       ==========       ==========